                                                                     EXHIBIT 4.2

                                    DECLARATION  OF  TRUST,  dated as of June 7,
                           1995, between Time Warner Inc., a Delaware corporation, as Sponsor (the "Sponsor"), and The First National Bank of Chicago, a national banking association, as Property Trustee, First Chicago
                           Delaware Inc., as Delaware Trustee, and Richard J. Bressler, Peter R. Haje and Thomas W. McEnerney, not in their individual capacities but solely as Trustees. The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "Time Warner Financing Trust", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached as Exhibit A hereto.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities and common securities of the Trust. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4.  The Sponsor and the Trustees hereby authorize
and direct the Sponsor, as the sponsor of the Trust, (a) to
execute and file with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, (i) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933 of the Preferred Securities of the Trust and (ii) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including any pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (b) to execute on behalf of the Trust and file with the New York Stock Exchange or any other national stock exchange a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or such other national stock exchange; (c) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (d) to execute on behalf of the Trust an Underwriting Agreement among the Trust, the Sponsor and Morgan Stanley & Co. Incorporated relating to the offer and sale of the Preferred Securities, satisfactory to each such party. In the event that any filing referred to in clauses (a) through (c) above is required by the rules and regulations of the Commission, the New York Stock Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, Richard J. Bressler, Peter R. Haje and Thomas W. McEnerney, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The First National Bank of Chicago and First Chicago Delaware Inc., in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Gerald M.

Levin, Richard D. Parsons, Richard J. Bressler, Peter R. Haje and Philip R. Lochner, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be, done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be five and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five; and provided further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the

Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior notice to the Sponsor.


                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                             TIME WARNER INC.,
                                             as Sponsor,

                                             by /s/ THOMAS W. MCENERNEY
                                                -------------------------------
                                                 Name:  Thomas W. McEnerney
                                                 Title: V.P. and Associate
                                                        General Counsel



                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO, not in its individual
                                             capacity but solely as
                                             Trustee,
                                             by
                                                /s/ STEVEN M. WAGNER
                                                -------------------------------
                                                Name:  Steven M. Wagner
                                                Title: Vice President


                                             FIRST CHICAGO DELAWARE
                                             INC., not in its individual
                                             capacity but solely as Delaware
                                             Trustee,
                                             by
                                                /s/ STEVEN M. WAGNER
                                                -------------------------------
                                                Name:  Steven M. Wagner,
                                                Title: Vice President


                                             by
                                                /s/ RICHARD J. BRESSLER
                                                -------------------------------
                                                Richard J. Bressler,
                                                not in his individual capacity
                                                but solely as Trustee
                                             by
                                                /s/ PETER R. HAJE
                                                -------------------------------
                                                Peter R. Haje,
                                                not in his individual capacity
                                                but solely as Trustee

                                             by
                                                /s/ THOMAS W. MCENERNEY
                                                -------------------------------
                                                Thomas W. McEnerney,
                                                not in his individual capacity
                                                but solely as Trustee